Exhibit 99.1
For Immediate Release
Contact: Gene Cassis, Vice President of Investor Relations, 508-482-2349
Waters Corporation Reports Second Quarter 2011 Results
     Milford, Massachusetts, July 26, 2011 — Waters Corporation (NYSE/WAT) reported today second quarter 2011 sales of $448 million, an increase of 14% over sales of $391 million in the second quarter of 2010. Foreign currency translation contributed 6% to sales growth. On a GAAP basis, earnings per diluted share (E.P.S.) for the second quarter were $1.07, compared to $0.90 for the second quarter in 2010. On a non-GAAP basis, E.P.S. were up 16% to $1.08 in the second quarter of 2011 from $0.93 in the second quarter of 2010. A reconciliation of GAAP to non-GAAP E.P.S. is attached.
     Through the first six months of 2011, sales for the Company were $875 million, an increase of 15% in comparison to sales of $759 million in the first six months of 2010. Foreign currency contributed positively to sales growth during the first half of 2011 and increased sales by 4%. E.P.S. for the first six months of 2011 were $2.09 compared to $1.69 for the comparable period in 2010. On a non-GAAP basis, including adjustments on the attached reconciliation, E.P.S grew 22% in the first six months of 2011 to $2.12 from $1.74 in 2010.
     Commenting on the quarter, Douglas Berthiaume, Chairman, President and Chief Executive Officer said, “Strong Asian sales and positive customer acceptance of our new product offerings highlighted Waters quarterly performance. Overall business trends in the quarter suggest solid underlying demand and continued support for our current product and market initiatives.”
     As communicated in a prior press release, Waters Corporation will webcast its second quarter 2011 financial results conference call this morning, July 26, 2011 at 8:30 a.m. eastern time. To listen to the call, connect to www.waters.com, choose “Investors” and click on the Live Webcast. A replay of the call will be available through August 2, 2011, similarly by webcast and also by phone at 402-220-3767.
     About Waters Corporation:
     For over 50 years, Waters Corporation (NYSE/WAT) has created business advantages for laboratory-dependent organizations by delivering practical and sustainable innovation to enable significant advancements in such areas as healthcare delivery, environmental management, food safety, and water quality worldwide.

     Pioneering a connected portfolio of separations science, laboratory information management, mass spectrometry and thermal analysis, Waters technology breakthroughs and laboratory solutions provide an enduring platform for customer success.
     With revenue of $1.64 billion in 2010 and 5,400 employees, Waters is driving scientific discovery and operational excellence for customers worldwide.
CAUTIONARY STATEMENT
     This release may contain “forward-looking” statements regarding future results and events, including statements regarding customer acceptance of our products, expansion of our business in Asia and spending by certain end-markets that involve a number of risks and uncertainties. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words, “believes”, “anticipates”, “plans”, “expects”, “intends”, “suggests”, “appears”, “estimates”, “projects”, and similar expressions are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, the impact on demand among the Company’s various market sectors from economic uncertainties; increased regulatory burdens as the Company’s business evolves, especially with respect to the U.S. Securities and Exchange Commission, U.S. Food and Drug Administration, and U.S. Environmental Protection Agency, among others; shifts in taxable income in jurisdictions with different effective tax rates; the outcome of tax examinations or changes in respective country legislation affecting the Company’s effective tax rate; the ability to access capital in volatile market conditions; fluctuations in capital expenditures by the Company’s customers, in particular large pharmaceutical companies; the ability to sustain and enhance service and consumable demand from the Company’s installed base of instruments; regulatory and/or administrative obstacles to the timely completion of purchase order documentation; introduction of competing products by other companies and loss of market share; pressures on prices from competitors and/or customers; regulatory, economic and competitive obstacles to new product introductions; other changes in demand from the effect of mergers and acquisitions by the Company’s customers; environmental and logistical obstacles affecting the distribution of products; risks associated with lawsuits and other legal actions, particularly involving claims for infringement of patents and other intellectual property rights; the impact of changes in accounting principles and practices; and foreign exchange rate fluctuations potentially affecting translation of the Company’s future non-U.S. operating results. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2010 and quarterly report on Form 10-Q for the period ended April 2, 2011 as filed with the Securities and Exchange Commission, which “Risk Factors” discussion is incorporated by reference in this release. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release report and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release.

Waters Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands and unaudited)

	July 2, 2011	December 31, 2010
Cash, cash equivalents and short-term investments	1,121,677	946,419
Accounts receivable	365,331	358,237
Inventories	243,180	204,300
Other current assets	69,820	77,685
Total current assets	1,800,008	1,586,641
Property, plant and equipment, net	218,637	215,060
Other assets	553,211	525,969
Total assets	2,571,856	2,327,670
Notes payable and debt	436,176	66,055
Accounts payable and accrued expenses	331,121	319,795
Total current liabilities	767,297	385,850
Long-term debt	400,000	700,000
Other long-term liabilities	179,025	173,023
Total liabilities	1,346,322	1,258,873
Total equity	1,225,534	1,068,797
Total liabilities and equity	2,571,856	2,327,670

Waters Corporation and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	(Unaudited)		(Unaudited)
	Three Months Ended		Six Months Ended
	July 2, 2011	July 3, 2010	July 2, 2011	July 3, 2010
Net sales	$447,627	$391,055	$875,230	$758,755
Cost of sales	176,103	155,133	345,932	301,065
Gross profit	271,524	235,922	529,298	457,690
Selling and administrative expenses (1) (2)	125,439	106,939	242,563	213,632
Research and development expenses	23,014	20,807	45,268	40,883
Purchased intangibles amortization	2,504	2,592	5,005	5,234
Operating income	120,567	105,584	236,462	197,941
Interest expense, net	(4,239)	(3,173)	(7,609)	(5,458)
Income from operations before income taxes	116,328	102,411	228,853	192,483
Provision for income taxes (3)	16,253	17,489	34,289	32,043
Net income	$100,075	$84,922	$194,564	$160,440
Net income per basic common share	$1.09	$0.92	$2.12	$1.72
Weighted-average number of basic common shares	91,662	92,612	91,649	93,110
Net income per diluted common share	$1.07	$0.90	$2.09	$1.69
Weighted-average number of diluted common shares and equivalents	93,271	94,278	93,302	94,753
(1) Included in selling and administrative expenses for both the three and six months ended July 2, 2011 are restructuring costs of $1 million related to cost reduction plans. Included in selling and administrative expenses for the three and six months ended July 3, 2010 are restructuring costs of less than $1 million and $1 million related to cost reduction plans, respectively.
(2) Included in selling and administrative expenses for the three months ended July 2, 2011 and July 3, 2010 are costs of less than $1 million and $1 million, respectively, associated with asset impairments related to certain Company facilities. Included in selling and administrative expenses for the six months ended July 2, 2011 and July 3, 2010 are costs of $1 million and $2 million, respectively, associated with asset impairments related to certain Company facilities.
(3) Included in the provision for income taxes for the three and six months ended July 2, 2011 is a tax benefit of $2 million related to the settlement of an audit. Included in the provision for income taxes for the six months ended July 3, 2010 is a tax benefit of $2 million related to the resolution of a pre-acquisition tax exposure.

	(Unaudited)		(Unaudited)
	Three Months Ended		Six Months Ended
	July 2, 2011	July 3, 2010	July 2, 2011	July 3, 2010
Reconciliation of net income per diluted share, in accordance with generally accepted accounting principles, with adjusted results:
Net income per diluted share	$1.07	$0.90	$2.09	$1.69

Adjustment for purchased intangibles amortization, net of tax	1,740	1,874	3,578	3,785
Net income per diluted share effect	0.02	0.02	0.04	0.04

Adjustment for restructuring costs, net of tax	367	163	736	687
Net income per diluted share effect	0.00	0.00	0.01	0.01

Adjustment for asset impairments, net of tax	318	533	631	1,157
Net income per diluted share effect	0.00	0.01	0.01	0.01

Adjustment for one-time tax benefits	(1,617)	—	(1,617)	(1,500)
Net income per diluted share effect	(0.02)	—	(0.02)	(0.02)

Adjusted net income per diluted share	$1.08	$0.93	$2.12	$1.74

The adjusted net income per diluted share presented above is used by the management of the Company to measure operating performance with prior periods and is not in accordance with generally accepted accounting principles (GAAP). The above reconciliation identifies items management has excluded as non-operational transactions, net of the effective applicable statutory tax rates. Management has excluded the purchased intangibles amortization, restructuring costs, asset impairments and one-time tax benefits from its non-GAAP adjusted amounts since management believes that these items are not directly related to ongoing operations, thereby providing management and investors with information that may help them to compare ongoing operating performance.